UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 25, 2011

ITERIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-08762	95-2588496
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1700 Carnegie Ave., Suite 100, Santa Ana,	California 92705
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (949) 270-9400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 25, 2011, Iteris, Inc., a Delaware corporation (the “Company”), entered into an Asset Purchase Agreement (the “Agreement”) with Bendix Commercial Vehicle Systems LLC, a Delaware limited liability company (“Bendix”).  Subject to the satisfaction or waiver of the conditions to closing included in the Agreement, the Company will sell to Bendix substantially all of its assets used in connection with the Company’s vehicle sensors business.  The Company’s vehicle sensors business encompasses a portfolio of vehicle active safety systems including lane departure warning, forward collision warning and blind spot warning, as well as SafetyDirect® software that analyzes real-time driver performance.

If the transactions contemplated by the Agreement are consummated, Bendix will (i) pay the Company $14,000,000, subject to a $2,000,000 holdback and adjustments based upon the working capital of the vehicle sensors business at closing, and assume certain specified obligations and liabilities of the vehicle sensors business.  The Company will be entitled to additional consideration in the form of certain performance and royalty-related earn-outs.  Bendix will pay to the Company an amount in cash equal to (i) 85% of revenue associated with royalties received under the Company’s license and distribution agreements with Audiovox Electronics Corporation and Valeo Schalter und Sensoren GmbH through December 31, 2017 and (ii) 30% of the amount, if any, by which the amount of revenue generated from the sale of the Company’s lane departure warning systems exceeds Bendix’s projection for such revenue for the two years following closing, each subject to certain reductions and limitations set forth in the Agreement.

Consummation of the transactions contemplated by the Agreement is subject to customary conditions, including without limitation, (i) the other party’s representations and warranties in the Agreement being true and correct in all material respects as of the closing date, (ii) the other party’s compliance in all material respects with covenants contained in the Agreement, (iii) the absence of any law, order or injunction prohibiting the transaction contemplated by the Agreement, (iv) the absence of any material adverse effect on the Company, and (v) the receipt of specified third party consents.

The Agreement and sale of the Company’s vehicle sensors business was unanimously approved by the Company’s Board of Directors.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which will be filed as an exhibit to a subsequent report filed by the Company under the Securities Exchange Act of 1934, as amended.

Item 7.01 – Regulation FD Disclosure

On July 25, 2011, Iteris issued a press release announcing the signing of the Agreement, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

The foregoing information is furnished pursuant to Item 7.01 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d)                                                   Exhibits.

Exhibit Number	Description
99.1	Press Release, dated July 25, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITERIS, INC.

Date: July 26, 2011	/s/ JAMES S. MIELE
James S. Miele
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated July 25, 2011.